UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2011

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2011, Consolidated-Tomoka Land Co. (the “Company”) entered into a Fourth Amendment to Master Loan and Security Agreement (the “Fourth Loan Agreement Amendment”) amending certain provisions of the Master Loan and Security Agreement dated May 31, 2002, with SunTrust (the "Bank") as previously amended August 15, 2003, March 29, 2007, and March 29, 2010  (collectively, the “Loan Agreement”) between the Company as borrower and SunTrust Bank as the lender. The Fourth Loan Agreement Amendment was entered into in order to among other things:

▪	Increase the maximum loan amount to $25,000,000 from $15,000,000.
▪	Change the maturity date of the loan to June 27, 2014.
▪
Change the interest rate from a floating rate of three hundred ten (310) basis points over the 1-month London Interbank Offer Rate (“LIBOR Rate”) to two hundred fifty (250) basis points over the one-month LIBOR Rate.

▪	Establish an annual commitment fee of $40,750 and an unused capacity fee of fifty (50) basis points annually on the average unused loan facility calculated and charged on an annual basis.
▪ ▪
Remove the negative covenant in regards to annual new indebtedness to provide that the Company will not, in any single fiscal year, incur, create, assume or add any additional indebtedness or liability in an amount which exceeds $1,000,000 without bank approval.
Add financial covenants in respect to debt service coverage.

    The amended loan amount is evidenced by the Renewal Increase Revolving Line of Credit Note dated June 28, 2011, in the principal amount of $25,000,000, and secured by a Mortgage and Security Agreement between the Company, certain affiliates of the Company (Indigo Development LLC, Indigo Clermont LLC, Indigo Sanford LLC and Indigo Group Ltd.), and the Bank, dated June 28, 2011, covering 11 CVS and Walgreens properties located in the state of Florida, and two Deeds to Secure Debt between Indigo Development LLC and the Bank, dated June 28, 2011, covering two Walgreens properties located in Georgia.  The Mortgage and Security Agreement and the Deeds to Secure Debt give the Bank a security interest in the land, appurtenances, improvements, tangible property, incomes, and other ownership rights associated with the CVS and Walgreens properties described therein.

    The Mortgage and Security Agreement and the Deeds to Secure Debt also secure the Company's obligations under its promissory note to the Bank dated July 2, 2002, in the original amount of $8,000,000 with a current outstanding principal balance of $5,784,649.56 and the Company's interest rate swap agreement dated April 8, 2002.

    In addition, the Company and certain of its affiliates have agreed to indemnify the Bank for certain environmental costs or liabilities associated with the real property secured by the Mortgage and Security Agreement and the Deeds to Secure Debt, pursuant to an Environmental Compliance Agreement and Indemnification (the “Environmental Compliance Agreement”) between the Company, the Bank, Indigo Development LLC, Indigo Clermont LLC, Indigo Sanford LLC and Indigo Group Ltd., dated June 28, 2011.

    The foregoing description of each of the Fourth Loan Agreement Amendment, the Renewal Increase Revolving Line of Credit Note, the Mortgage and Security Agreement, the Deeds to Secure Debt, and the Environmental Compliance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed, respectively, as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K, which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed as part of this report:

10.1 Fourth Amendment to Master Loan and Security Agreement, dated June 28, 2011
10.2 Renewal Increase Revolving Line of Credit Note, dated June 28, 2011.
10.3 Mortgage and Security Agreement, dated June 28, 2011.
10.4 Deed to Secure Debt, dated June 28, 2011.
10.5 Deed to Secure Debt, dated June 28, 2011.
10.6 Environmental Compliance Agreement and Indemnification, dated June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         CONSOLIDATED-TOMOKA LAND CO.

Date: June 28, 2011	/S/ BruceW.Teeters Bruce W. Teeters, Senior Vice President, Finance and Treasurer